POWER OF ATTORNEY

    The undersigned, being a director or officer of Prudential Annuities Life Assurance Corporation ("PALAC"), constitutes and appoints Elizabeth L. Gioia, Richard H. Kirk, Douglas E. Scully, and Lynn K. Stone, and each of them severally, his or her true and lawful attorney-in-fact with power of substitution and resubstitution to sign in his or her name, place and stead, in any and all capacities, and to do any and all things and execute any and all instruments that such attorneys-in-fact may deem necessary or advisable under any rules, regulations and requirements of the U.S. Securities and Exchange Commission, in connection with where applicable: Registration statements of the appropriate forms prescribed by the Securities and Exchange Commission, and any other periodic documents and reports required under the Investment Company Act of 1940, as amended, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all amendments thereto executed on behalf of PALAC filed with the Securities and Exchange Commission for the Registrations listed below:

Prudential Annuities Life Assurance Corporation – Market Value Adjusted Fixed Allocation Investment Options, Guaranteed Maturity Annuity Contracts, and Index-Linked Options under the following Registration Nos. and Index-Linked Options offered through a single premium deferred annuity contract for which an initial registration statement on Form S-3 is anticipated to be filed in the first quarter of 2021.

    333-248270    333-249220    333-249221
    333-249230    333-236098

Prudential Annuities Life Assurance Corporation Variable Account B Registration No. 811-05438
and Flexible Premium Deferred Annuity Contracts under the following Registration Nos. and a single premium deferred index-linked and variable annuity contract for which an initial registration statement on Form N-4 is anticipated to be filed in the first quarter of 2021.

    033-62793    033-87010    333-08853
    333-71654    333-71672    333-71834
    333-96577    333-150220    333-152411
    333-236099

IN WITNESS WHEREOF, I have hereunto set my hand this 27th day of January, 2021.

/s/ Dylan J. Tyson
                            Dylan J. Tyson
                            Director, President and
                            Chief Executive Officer